EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 1 on Form 10-K/A to the Annual Report of MGI PHARMA, Inc. (the “Company”) for the period ended December 31, 2003 as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Leon O, Moulder, Jr. Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr.
President and Chief Executive Officer
July 22, 2004